Exhibit 99.1

Certification

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of FirstMerit Corporation (the “Corporation”), hereby certifies that the Corporation’s Form 10-Q for the fiscal quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated: May 13, 2003	By: /s/ John R. Cochran Chairman and Chief Executive Officer

By: /s/ Terrence E. Bischel Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to FirstMerit Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.